UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO

REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2019

REITless Impact Income Strategies LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 024-10891

Delaware	61-1871099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Newport Center Drive, Newport Beach, CA (Address of principal executive offices)	92660 (Zip Code)

(855) 742-4862
Issuer’s telephone number, including area code

Common Shares
(Title of each class of securities issued pursuant to Regulation A)

ANNUAL REPORT ON FORM 1-K

For the Year Ended December 31, 2019

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EXPLANATORY NOTE

As previously disclosed on our website, the filing of this Annual Report on Form 1-K for the year ended December 31, 2019 (this “Annual Report”) was delayed due to circumstances related to the novel coronavirus, or COVID-19, outbreak and its impact on REITless Impact Income Strategies LLC’s (the “Company”) operations. The COVID-19 outbreak has caused severe disruptions and has required the Company’s accounting staff and the staff of the Company’s independent registered public accounting firm to work from home, resulting in limited access to the Company’s facilities, which caused a delay in the Company’s ability to prepare and analyze its financial statements for inclusion in this Annual Report. As a result, the Company could not file this Annual Report on a timely basis. The Company relied on the extension provided by an order issued by the Securities and Exchange Commission (“SEC”) on March 26, 2020, set forth in SEC Release No. 33-10768, providing conditional relief to companies qualified under Regulation A that are unable to timely comply with their filing obligations as a result of the COVID-19 outbreak, to delay the filing of this Annual Report.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

In this Annual Report, the terms “REITless Impact Income Strategies,” the “company,” “we,” “us” or “our” refer to REITless Impact Income Strategies LLC unless the context indicates otherwise.

We make statements in this Annual Report that are forward-looking statements within the meaning of the federal securities laws. The words such as “outlook,” “anticipate,” “believe,” “seek,” “estimate,” “expect,” “intend,” “continue,” “can,” “may,” “plan,” “potential,” “project,” “should,” “could,” “will,” “would” and similar expressions or statements and the negatives of those expressions or statements are intended to identify forward-looking statements. Such statements include, but are not limited to, any statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause our actual results to differ materially from those projected or anticipated, or performance or achievements that we express or imply in this Annual Report. Therefore, such statements are not intended to be a guarantee of our performance in future periods.

The forward-looking statements in this Annual Report represent our management’s current expectations and assumptions based on information available as of the date of this report. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Readers should carefully review these risks, as well as the additional risks described in other documents we file from time-to-time with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date of this report.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	downturns in global, national, regional and local economic conditions, particularly the recession which commenced in February 2020 partially as a result of the COVID-19 pandemic;
•	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, COVID-19;

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•	our ability to effectively deploy the proceeds raised in our securities offering;

•	our ability to attract and retain members to our online platform;

•	risks associated with breaches of our data security;

•	risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;
•	volatility in the capital markets;

•	expected rates of return provided to shareholders;

•	the ability of our sponsor and its affiliates to source and acquire commercial real estate investments and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of real estate investment trusts (“REITs”) and SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous securities offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our failure to maintain our status as a REIT;

•	our ability to avail ourselves of certain regulatory exemptions and safe harbors;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act of 1940, as amended (the “Investment Company Act”) and other laws; and

•	changes to generally accepted accounting principles (“GAAP”).

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Item 1. BUSINESS

Prior to May 15, 2020, REITless Impact Income Strategies, LLC, a Delaware limited liability company, was externally managed by North Capital, Inc. (the “Former Manager”), an SEC-registered investment advisor and an affiliate of North Capital Investment Technology, Inc. (“NCIT” or the “Former Sponsor”). NCIT owned and operated an online investment platform www.reitless.com (the “REITless Platform”), which allowed investors to become equity or debt holders in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the REITless Platform, investors could browse real estate debt investments, view details of an investment, execute legal documents, and arrange for payments online.

We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2020, which may be extended by our manager until the taxable year ending December 31, 2021.

We plan to originate, invest in and manage a portfolio of commercial real estate investments that is diversified by investment type, investment size and investment risk with the goal of constructing a portfolio of real estate investments that provides stable, attractive returns to our shareholders. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. As of December 31 2019, we have not commenced operations nor have we identified any specific investments in which there is a reasonable probability that we will invest.

The Former Manager was responsible for managing our day-to-day operations and our portfolio of commercial real estate investments. Our Former Manager also had the authority to make all of the decisions regarding our investments, subject to the limitation in our operating agreement and the direction and oversight of the Former Manager’s research committee. The Former Manager, the Former Sponsor, and/or other affiliates of our Former Sponsor provided marketing, investor relations and other administrative services on our behalf.

On November 2, 2018, our “best efforts” offering of common shares, representing limited liability company interests in our Company (the “Offering”) pursuant to Regulation A was qualified by the SEC. We are seeking to raise up to $50,000,000 in the Offering. The minimum offering amount we are seeking to raise through the Offering is $500,000, not including the $501,000 received from our Former Sponsor and its officers and directors in a separate private placement of securities under Regulation D during 2019. As of December 31, 2019, the Company has not met the minimum offering amount and therefore has not commenced planned principal operations. The Company’s activities since inception have consisted of formation activities and preparations for capital raising.

On May 15, 2020, our Former Sponsor entered into a purchase and sale agreement with modiv Advisors, LLC, a Delaware limited liability company (“Modiv”), pursuant to which Modiv purchased 100% of the Company’s outstanding common shares for $50,000 in cash as well as 100% of the membership interests of another REIT sponsored by our Former Sponsor, REITless Impact Opportunity Zone Strategies LLC, for $20,000 in cash. As a result of such acquisition, the Company is now a wholly-owned subsidiary of, and managed by, Modiv. For more information regarding the acquisition, see Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – Acquisition.

Investment Strategy

Modiv will be updating the Offering Circular in the coming months to reflect the Company’s investment strategy. We intend to use substantially all of the proceeds of the Offering to originate, invest in and manage a diversified portfolio of commercial real estate investments.

We will seek to create and maintain a diversified portfolio of investments that generate cash flow, allowing us to make regular distributions to our shareholders. Our focus will emphasize the payment of current returns to shareholders and preservation of invested capital as our primary investment objectives.

Our underwriting process will involve comprehensive and systematic financial, structural, operational and legal due diligence in order to identify and structure investments that meet our investment objectives. We feel the market environment offers a broad range of opportunities to source compelling investments with attractive risk-return profiles.

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Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return shareholders’ capital contributions;

•	to pay competitive and consistent cash distributions;

•	to create a repeatable investment process that allows the Company to continue to redeploy capital to achieve our investment objectives.

Competition

Our net income depends, in large part, on our ability to originate investments with attractive risk-adjusted returns. In originating these investments, we will compete with other REITs, pension funds, insurance companies, private equity and other investment funds and companies, partnerships and other entities, as well as other online platforms, many of which have greater financial resources and a lower cost of capital than we do and may be able to accept more risk than we can prudently manage. Competitive variables include market presence and visibility, size of investments offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and we cannot assure you that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Risk Factors

We face risks and uncertainties that could affect us and our business as well as the real estate industry generally. These risks are outlined under the heading “Risk Factors” contained in our offering circular dated November 1, 2019, which may be accessed here: https://www.sec.gov/Archives/edgar/data/1742092/000110465919058812/tv531500_253g2.htm#b_05. The offering circular may be updated from time to time with future filings under Regulation A. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The following are additional risk factors primarily related to the COVID-19 pandemic that heightened during the first half of 2020 which could result in a significant decrease in the value of our common shares.

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The impact of the COVID-19 pandemic and measures to prevent its spread could negatively impact our businesses in a number of ways, which could lead to material impairments of our assets, increases in our allowance for credit losses and changes in judgments in determining the fair value of our assets. Conditions in the bank lending, capital and other financial markets may deteriorate, and our access to capital and other sources of funding may become constrained or more costly, which could materially and adversely affect the availability and terms of future borrowings, renewals, re-financings and other capital raises.

The COVID-19 pandemic has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you conditions will not continue to deteriorate as a result of the pandemic. The extent of the COVID-19 pandemic’s effect on our future operational and financial performance will depend on future developments including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

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In addition, new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our common shares.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Annual Report. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Unless otherwise indicated, the latest results discussed below are as of December 31, 2019.

Overview

Modiv will be updating our Offering Circular in the coming months to update the Company’s investment strategy. We intend to use substantially all of the proceeds of the Offering to originate, invest in and manage a diversified portfolio of commercial real estate investments.

On November 2, 2018, our Offering was qualified by the SEC. We are seeking to raise up to $50,000,000 in the Offering. The minimum offering amount we are seeking to raise through the Offering is $500,000, not including the $501,000 received from our Former Sponsor and its officers and directors in a separate private placement of securities under Regulation D during 2019. As of December 31, 2019, the Company has not met the minimum offering amount and therefore has not commenced planned principal operations. The Company’s activities since inception have consisted of formation activities and preparations for capital raising.

Results of Operations

As of December 31, 2019, we have not commenced principal operations other than those associated with general start-up and organizational matters, and we have no revenues. For the year ended December 31, 2019, we had a net loss of $13,497. Since we have not yet commenced principal operations, our net loss was primarily the result of general and administrative expenses we paid. During the period from our inception on March 6, 2018 to December 31, 2018, we had no operational activity. We do not intend to begin principal operations until we have received and accepted subscriptions from investors in the Offering representing at least $500,000. In 2019, the Company’s management identified errors made with respect to the Company’s financial statements as of and for the period ended December 31, 2018, which errors resulted in the net understatement of assets as of December 31, 2018, net understatement of liabilities as of December 31, 2018 and net overstatement of expenses for the period ended December 31, 2018. The Company restated its financial statements as of and for the period ended December 31, 2018. For more information, see Other Information – Restatements of Financial Statements as of December 31, 2018 and for the period from March 6, 2018 (inception) to December 31, 2018 below.

Liquidity and Capital Resources

At December 31, 2019 and December 31, 2018, we had $502,018 and $0, respectively, in cash and cash equivalents. During the first four months of 2020, we distributed $500,000 to a member and had a cash balance of $2,888 and current liabilities of $2,000 as of April 30, 2020. We are dependent upon the net proceeds from the Offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of the Offering and the private placements and any future offerings we may conduct, from secured or unsecured financing obtained from banks or other lenders, and from any undistributed funds from our operations.

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We will not commence operations unless we raise a minimum of $500,000 in gross offering proceeds, in addition to the $501,000 invested by our Former Sponsor and its affiliates in private placements. If we raise substantially less than $50,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make, and the value of an investment in our equity will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses related to operating as a publicly-offered REIT, regardless of whether we are able to raise substantial funds in the Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor. As of December 31, 2019 and December 31, 2018, advances from related parties related to our organization and the Offering and paid by the Former Manager on our behalf totaled $120,672 and $62,724, respectively. During the first four months of 2020, our Former Manager waived reimbursement of these advances and we wrote off $127,422 of amounts due to related parties.

We otherwise have no outstanding third-party debt and we have received no commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 0% and 75% of the fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Our manager may from time to time modify our leverage policy in its discretion in light of then-prevailing economic conditions, the relative cost of debt and equity capital, the market values of our assets, general conditions in the market for debt and equity securities, the Company’s growth and acquisition opportunities, or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 75% of the fair market value of the cost of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our manager. For more information regarding liabilities as of and for the period ended December 31, 2018, see Other Information – Restatements of Financial Statements as of December 31, 2018 and for the period from March 6, 2018 (inception) to December 31, 2018.

Market Outlook — Real Estate Capital Markets

As of December 31, 2019, we believed improving economic fundamentals, higher transaction volume, and a healthier commercial real estate lending market would bolster core United States metro markets.

As a result of the global outbreak of the COVID-19 pandemic, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the COVID-19 outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s future performance and future financial results. We are unable to quantify the impact the COVID-19 outbreak may have on the Company’s future financial results at this time and an adverse market environment could materially impact the cost and availability of long-term credit, hampering our ability to originate the investments that the Company intends to offer.

The magnitude and duration of the COVID-19 pandemic and its impact on the Company and its future results of operations will largely depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the pandemic, the success of actions taken to contain or treat COVID-19, and reactions by consumers, companies, governmental entities and capital markets. In February 2020, the U.S. economy entered into a recession, the severity of which is unpredictable but expected to be significant. The prolonged duration and impact of the COVID-19 pandemic could continue to materially disrupt our future operations and impact our financial performance.

Over the near term, we recognize that markets can change abruptly and disruptions may occur at any time, but remain optimistic about the opportunity to originate investments that offer attractive target risk-adjusted returns. By creating an underwriting margin of safety, we believe we will remain well positioned to weather the COVID-19 pandemic as well as routine market corrections.

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Other Information

Restatements of Financial Statements as of December 31, 2018 and for the period from March 6, 2018 (inception) to December 31, 2018

In 2019, the Company’s management identified errors made with respect to the Company’s financial statements as of December 31, 2018 and for the period from March 6, 2018 (inception) to December 31, 2018, which errors resulted in the net understatement of assets as of December 31, 2018, net understatement of liabilities as of December 31, 2018, and net overstatement of expenses for the period ended December 31, 2018.

The Company restated its financial statements for the year ended December 31, 2018 to correct such errors. Various invoices totaling $47,480, which were recorded as operating expenses in the statement of operations for the period ended December 31, 2018 were related to the Offering and therefore have been adjusted to be reflected as deferred offering costs in the balance sheet as of December 31, 2018. Additional costs of $15,244 of the same nature were incurred during the period ended December 31, 2018 but not recorded in the prior 2018 financial statements, and were therefore adjusted to record as accrued liabilities and deferred offering costs on the December 31, 2018 balance sheet. An additional correction to accrue a 2018 stock subscription receivable of $1,000 was also recorded in the 2018 financial statements.

The impact of the restatement and other corrections on the balance sheet, statement of operations, statement of cash flows, and statement of changes in member’s equity as of December 31, 2018 and for the period then ended is reflected in Note 2 – Summary of Significant Accounting Policies in the accompanying financial statements. In addition, the Company disclosed the identification of such errors in its semi-annual report for the six months ended June 30, 2019 on Form 1-SA, filed with the SEC on September 30, 2019 (the “Semi-Annual Report”). The Semi-Annual Report can be accessed here: https://www.sec.gov/Archives/edgar/data/1742092/000114420419046441/tv530285_1sa.htm.

Change in Certifying Accountant

On September 5, 2019, Jason M. Tyra, CPA, PLLC, the independent accounting firm that prepared the audit for the Company’s financial statements as of and for the period ended December 31, 2018, resigned. On September 16, 2019, the Company engaged Artesian CPA, LLC (“Artesian”) to serve as the Company’s new independent accounting firm to audit the Company’s financial statements. The engagement of Artesian was approved and ratified by the Company’s Former Manager. Artesian reviewed the financial statements as of and for the six months ended June 30, 2019 in the Company’s Semi-Annual Report and audited the financial statements as of and for the year ended December 31, 2019 in this Annual Report. For more information regarding the change in the Company’s certifying accountant, see the Company’s Current Report on Form 1-U, filed with the SEC on September 30, 2019, which can be accessed here https://www.sec.gov/Archives/edgar/data/1742092/000114420419046429/tv530286_1u.htm.

Recent Developments

Acquisition

On May 15, 2020, our Former Sponsor entered into a purchase and sale agreement with Modiv, pursuant to which Modiv purchased 100% of the Company’s outstanding common shares for $50,000 in cash as well as 100% of the membership interests of another REIT sponsored by our Former Sponsor, REITless Impact Opportunity Zone Strategies LLC for $20,000 in cash (the “Acquisition”). As a result of the Acquisition, the Company is now a wholly-owned subsidiary of, and managed by, Modiv. Modiv is an indirect subsidiary of RW Holdings NNN REIT, Inc. (“NNN REIT”), a publicly registered, not-listed REIT, and also the advisor to BRIX REIT, Inc. (“BRIX REIT”) and a property leased to Fujifilm that is owned by tenants in common (“TIC”), including a 72.7% TIC interest held by NNN REIT.

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Item 3. DIRECTORS AND OFFICERS

Our Former Manager

Prior the Acquisition on May 15, 2020, we operated under the direction of the Former Manager, which was responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. As the Company does not have any employees, the Former Manager and the Former Sponsor acted for and on behalf of the Company through their officers and directors. The Former Manager, the Former Sponsor and their officers and directors were not required to devote all of their time to our business and were only required to devote such time to the Company’s affairs as their duties required.

The Former Manager was a fiduciary to the Company and was required to act in our best interests. Our Former Manager performed its duties and responsibilities pursuant to our operating agreement. Our Former Manager maintained a contractual relationship with us and our shareholders, and we agreed to limit the liability of the Former Manager and to indemnify the Former Manager against certain liabilities. Our Former Manager agreed to operate under the CFA Institute Asset Manager Code of Professional Conduct.

Modiv

Commencing with the Acquisition on May 15, 2020, we operate under the direction of Modiv, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. As the Company does not have any employees, Modiv acts for and on behalf of the Company through its officers. Modiv and its officers are not required to devote all of their time to our business and are only required to devote such time to the Company’s affairs as their duties require.

We will follow investment guidelines adopted by Modiv and the investment and borrowing policies set forth in our offering circular, unless they are modified by Modiv. Modiv may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Modiv may change our investment objectives at any time without approval of our shareholders. Modiv will be updating our Offering Circular in the coming months to update the Company’s investment strategy.

Modiv is a fiduciary to the Company and is required to act in our best interests. Modiv performs its duties and responsibilities pursuant to our operating agreement.

Executive Officers of the Company and Modiv

The executive officers of the Company and Modiv, and their positions and offices as of June 15, 2020, are as follows:

Name	Age	Position with the Company and Modiv
Aaron S. Halfacre	47	Chief Executive Officer
Raymond J. Pacini	64	Chief Financial Officer, Treasurer and Secretary

Mr. Aaron S. Halfacre. Aaron Halfacre has served as our Chief Executive Officer since the May 15, 2020 acquisition by Modiv and has served as the Chief Executive Officer of Modiv since its formation on January 16, 2020. Since January 1, 2019, he has also served as the Chief Executive Officer, President and a Director of NNN REIT. From January 1, 2019 until its merger with NNN REIT in December 2019, Mr. Halfacre served as the Chief Executive Officer, President and a Director of Rich Uncles Real Estate Investment Trust I (“REIT I”). From January 1, 2019 through December 31, 2019, Mr. Halfacre also served as Chief Executive Officer and a Manager of BrixInvest, LLC, which is NNN REIT’s and REIT I’s former sponsor and former advisor, where he previously served as President from August 2018 through December 2019. He has also served as a Director of BRIX REIT since January 2019 and served as the Chief Executive Officer and President of BRIX REIT from January 2019 to October 2019. From January 2018 to July 2018, Mr. Halfacre served as President of Realty Mogul, Co., a real estate crowdfunding platform, and its affiliates, MogulREIT I, LLC, a non-traded public real estate investment trust that invests in and manages a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets, and MogulREIT II, LLC, a non-traded public real estate investment trust that owns and manages a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. Since April 2016, Mr. Halfacre has served as a Co-Founder of Persistent Properties, LLC, which manages a multi-family portfolio focused on workforce housing. From July 2014 to March 2016, Mr. Halfacre served as President and Chief Investment Officer of Campus Crest Communities, Inc., a publicly-traded real estate investment trust focusing on the ownership, development, building and management of student housing properties throughout the United States. From October 2012 to May 2014, Mr. Halfacre served as Senior Vice President and Head of Strategic Relations at Cole Real Estate Investments, Inc., a publicly traded REIT focused on net lease real estate investments, where he oversaw all investor and strategic capital relationships. From November 2005 to December 2010, Mr. Halfacre served as the Chief of Staff and Head of Product Development of the real estate group at BlackRock, a global investment management corporation. From June 2004 to November 2005, Mr. Halfacre served as Director of Investor Relations for Green Street Advisors, a premier independent research and advisory firm concentrating on the commercial real estate industry in North America and Europe. Mr. Halfacre holds both Chartered Financial Analyst® and Chartered Alternative Investment Analyst® designations and received a Master of Business Administration from Rice University.

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Mr. Raymond J. Pacini. Raymond Pacini has served as our Chief Financial Officer, Treasurer and Secretary since the May 15, 2020 acquisition by Modiv and has served in those same roles for Modiv since its formation on January 16, 2020. Mr. Pacini has served as the Executive Vice President, Chief Financial Officer and Treasurer of NNN REIT since April 2018 and as the Secretary of NNN REIT since September 2019. From April 2018 through December 2019, he also served as the Executive Vice President, Chief Financial Officer and Treasurer of REIT I and BrixInvest, LLC, the former sponsor and former advisor to NNN REIT and REIT I. Mr. Pacini has also served as the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of BRIX REIT since February 3, 2020, and he previously served as BRIX REIT’s Executive Vice President, Chief Financial Officer and Treasurer from April 2018 to October 28, 2019. He also served as one of BRIX REIT’s independent directors from November 2017 until April 2018. From June 2013 to April 2018, Mr. Pacini served as the Chief Financial Officer of Northbound Treatment Services, a privately held company which treats drug and alcohol addictions. From 1998 to 2011, Mr. Pacini served as President, Chief Executive Officer and a Director of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company, and was the Chief Financial Officer of CALC’s predecessors (Koll Real Estate Group, Inc., The Bolsa Chica Company and Henley Properties, Inc.) from 1992 to 1998. On October 27, 2009, CALC and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. On March 1, 2011, CALC emerged from bankruptcy and became a privately held company. Mr. Pacini has seven years of experience as a certified public accountant with the accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). Mr. Pacini has been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2014. Mr. Pacini also served as an independent director, audit committee chair and the financial expert for Cadiz Inc. (NASDAQ: CDZI), a land and water resource development public company, from June 2005 to July 2019. Mr. Pacini received his B.A. in Political Science from Colgate University in 1977 and his M.B.A. from Cornell University in 1979.

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Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Former Sponsor received compensation for his or her services, including services performed for us on behalf of the Former Manager, from our Former Sponsor. As executive officers of the Former Sponsor, these individuals performed the duties of the Former Manager to manage our day-to-day affairs. Following the Acquisition on May 15, 2020, each of the executive officers of Modiv will receive compensation for his or her services, including services performed for us, from Modiv. These Modiv individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we may pay to Modiv, we do not intend to pay any compensation directly to these individuals.

Item 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the beneficial ownership of our common shares as of June 15, 2020 for each person or group that holds more than 5% of our common shares, for each director and executive officer of Modiv and for the directors and executive officers of Modiv as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 120 Newport Center Drive, Newport Beach, CA 92660.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of All Shares
modiv Advisors, LLC (2)	100	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	All voting and investment decisions with respect to our common shares that are held by Modiv, its officers or directors, are controlled by the manager and officers of Modiv. The manager of Modiv is modiv TRS, LLC, which is an indirect subsidiary of NNN REIT. The Chief Executive Officer of Modiv is Aaron S. Halfacre, and the Chief Financial Officer, Treasurer and Secretary of Modiv is Raymond J. Pacini.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

For a discussion regarding our related party transactions, see Note 4 – Related Party Transactions in  Item. 7 Financial Statements.

Item 6. OTHER INFORMATION

For further information, see Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Information.

12

Item 7. CONSOLIDATED FINANCIAL STATEMENTS

REITLESS IMPACT INCOME STRATEGIES LLC

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To the Managing Member of

REITless Impact Income Strategies LLC

Salt Lake City, Utah

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of REITless Impact Income Strategies LLC (the “Company”), which comprise the balance sheet as of December 31, 2019, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REITless Impact Income Strategies LLC as of December 31, 2019 and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

June 11, 2020

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Independent Auditor’s Report

To Management

REITless Impact income Strategies, LLC

Midvale, UT

We have audited the accompanying balance sheet of REITless Impact Income Strategies, LLC as of December 31, 2018, and the related statements of income, retained earnings, and cash flows for the interim period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REITless Impact Income Strategies LLC, and the results of its operations and its cash flows for the interim period then ended in accordance with accounting principles generally accepted in the United States of America.

Correction of Errors

The previously issued financial statements as of December 31, 2018 and for the period then ended have been restated for the correction of errors. As discussed in Note 2 to the financial statements, certain errors resulting in the net understatement of assets as of December 31, 2018, net understatement of liabilities as of December 31, 2018, and net overstatement of expenses for the period ended December 31, 2018 were discovered by management of the Company during the current year.  Accordingly, the amounts reported have been restated in the financial statements now presented to correct the errors.  Our opinion is not modified with respect to that matter.

Jason M. Tyra, CPA, PLLC

Dallas, TX

April 26, 2019, except as to Note 2, which is as of September 30, 2019

17

REITLESS IMPACT INCOME STRATEGIES LLC

BALANCE SHEETS

As of December 31, 2019 and December 31, 2018

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$502,018	$-
Stock subscription receivable	-	1,000
Deferred offering costs	106,157	62,724
Total Current Assets	608,175	63,724

TOTAL ASSETS	$608,175	$63,724

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Due to related parties	$120,672	$62,724
Total Current Liabilities	120,672	62,724

Total Liabilities	120,672	62,724

Members' Equity (50,100 and 100 common shares issued
and outstanding as of December 31, 2019 and December
31, 2018, respectively):	487,503	1,000

TOTAL LIABILITIES AND MEMBERS' EQUITY	$608,175	$63,724

18

REITLESS IMPACT INCOME STRATEGIES LLC

STATEMENTS OF OPERATIONS

For the year ended December 31, 2019 and

for the period from March 6, 2018 (inception) to December 31, 2018

	Year ended	Period ended
	December 31,	December 31,
	2019	2018

Net revenues	$-	$-
Cost of net revenues	-	-
Gross profit	-	-

Operating Expenses:
General and administrative	14,551	-
Sales and marketing	500	-
Total Operating Expenses	15,051	-

Loss from operations	(15,051)	-

Other Income/(Expense):
Interest income	1,554	-
Total Other Income/(Expense)	1,554	-

Net Loss	$(13,497)	$-

Weighted-average common shares outstanding:
-Basic and Diluted	35,168	22
Net loss per common share:
-Basic and Diluted	$(0)	N/A

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REITLESS IMPACT INCOME STRATEGIES LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

For the year ended December 31, 2019 and

for the period from March 6, 2018 (inception) to December 31, 2018

	Common Shares
	Number of	Contributed	Accumulated	Total Members'
	Shares	Capital	Deficit	Equity

Balance at March 6, 2018 (inception)	$-	$-	$-	$-
Issuance of common shares	100	1,000	-	1,000
Net loss	-	-	-	-
Balance at December 31, 2018	100	1,000	-	1,000
Issuance of common shares	50,000	500,000	-	500,000
Net loss	-	-	(13,497)	(13,497)
Balance at December 31, 2019	$50,100	$501,000	$(13,497)	$487,503

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REITLESS IMPACT INCOME STRATEGIES LLC

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2019 and

for the period from March 6, 2018 (inception) to December 31, 2018

	Year ended	Period ended
	December 31,	December 31,
	2019	2018
Cash Flows From Operating Activities
Net Loss	$(13,497)	$-
Adjustments to reconcile net loss to net cash used
in operating activities:
Changes in operating assets and liabilities:
Net Cash Used in Operating Activities	(13,497)	-

Cash Flows From Financing Activities
Offering costs	(43,433)	(62,724)
Proceeds from related party	57,948	62,724
Proceeds from issuance of stock	501,000	-
Net Cash Provided By Financing Activities	515,515	-

Net Change In Cash	502,018	-

Cash at Beginning of Period	-	-
Cash at End of Period	$502,018	$-

Cash Flows From Financing Activities
Cash paid for interest expense	$-	$-
Cash paid for income tax	$-	$-

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REITLESS IMPACT INCOME STRATEGIES LLC

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2019 and

for the period from March 6, 2018 (inception) to December 31, 2018

NOTE 1: NATURE OF OPERATIONS

REITless Impact Income Strategies LLC (the “Company”), is a limited liability company organized March 6, 2018 under the laws of Delaware. The Company intends to invest in real estate, loans, and loan participations, earning a return for its members through the collection of rents and the realization of capital gains on sales of its holdings.

The Company is managed by North Capital, Inc. (the “Manager”), an SEC-Registered Investment Advisor and an affiliate of North Capital Investment Technology Inc. (“NCIT” or the “Sponsor”). North Capital, Inc. has exclusive control over all aspects of the Company’s business in its role as Manager. The majority shareholder is a registered principal with North Capital Private Securities Corp. (“NCPS”).

As of December 31, 2019, the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2019, the Company’s cash balances exceeded FDIC insured limits by $252,018. For the period ended December 31, 2018, all of its expenditures have been paid directly by a related party.

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Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their value.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering". Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2020 under Regulation A.

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Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the offering or to expense if the offering is not completed. Deferred offerings costs of $106,157 and $62,724 are capitalized to the balance sheet as of December 31, 2019 and December 31, 2018, respectively.

Income Taxes

The Company is a Delaware limited liability company and is treated as a disregarded entity for federal income tax purposes. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the accompanying financial statements. Income from the Company is reported and taxed to the members on their individual tax returns. The Company is evaluating whether it will make the REIT election in 2020.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Net Earnings or Loss per Common Share

Net earnings or loss per common share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding common shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per common share.  Diluted net earnings or loss per common share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per common share if their inclusion would be anti-dilutive. As no potentially dilutive items exist as of December 31, 2019 or December 31, 2018, basic and diluted net loss per common share are the same.

Restatement of Previously Issued Financial Statements

The Company is restating its financial statements as of and for the period ended December 31, 2018 to correct errors identified by management during the current year. Various invoices totaling $47,480, which were recorded to operating expenses in the statement of operations for the period ended December 31, 2018 were related to a securities offering and therefore have been adjusted to capitalize to the balance sheet as of December 31, 2018. Additional costs of $15,244 of the same nature were incurred during the period ended December 31, 2018 but not recorded to the 2018 financial statements, and were therefore adjusted to accrue as liabilities and capitalize to deferred offering costs on the December 31, 2018 balance sheet. An additional immaterial correction to accrue a 2018 stock subscription receivable was also adjusted to the 2018 financial statements.

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The impact of the restatement and other corrections on the balance sheet, statement of operations, statement of cash flows, and statement of changes in member’s equity as of December 31, 2018 and for the period then ended are as follows:

	As Previously
	Reported	Adjustments	As Restated

ASSETS
Current Assets:
Stock subscription receivable	$-	$1,000	$1,000
Deferred offering costs	-	62,724	62,724
Total Current Assets	-	63,724	63,724

TOTAL ASSETS	$-	$63,724	$63,724

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Accounts payable	$40,322	$(40,322)	$-
Due to related parties	-	62,724	62,724
Total Current Liabilities	40,322	22,402	62,724

Total Liabilities	40,322	22,402	62,724

Retained earnings	(40,322)	40,322	-
Members' Equity (100 common shares issued and
outstanding as of December 31, 2018):	-	1,000	1,000

TOTAL LIABILITIES AND MEMBERS' EQUITY	$-	$63,724	$63,724

25

	As Previously
	Reported	Adjustments	As Restated

Operating Expenses:
Organizational Costs	$322	$(322)	$-
Legal Fees	40,000	(40,000)	-
Total Operating Expenses	40,322	(40,322)	-

Loss from operations	(40,322)	40,322	-

Net Loss	$(40,322)	$40,322	$-

	Total Members' Equity

	As Previously
	Reported	Adjustments	As Restated

Balance at March 6, 2018 (inception)	$-	$-	$-
Issuance of common shares	-	1,000	1,000
Net loss	(40,322)	40,322	-
Balance at December 31, 2018	$(40,322)	$41,322	$1,000

	As Previously
	Reported	Adjustments	As Restated
Cash Flows From Operating Activities
Net Loss	$(40,322)	$40,322	$-
Adjustments to reconcile net loss to net cash provided
by operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable	40,322	(40,322)	-
Net Cash Provided by Operating Activities	-	-	-

Cash Flows From Financing Activities
Offering costs	-	(62,724)	(62,724)
Proceeds from related party	-	62,724	62,724
Net Cash Provided By Financing Activities	$-	$-	$-

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NOTE 3: MEMBERS’ EQUITY

The Company is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares. The Company’s Manager has rights to establish additional series of its shares with differing rights and privileges. Holders of common shares are entitled to 1 vote per share on matters put to a shareholder vote at the sole discretion of the Company’s Manager.

Members’ capital contributions totaled $500,000 and $1,000 for the periods ended December 31, 2019 and December 31, 2018, respectively. Members’ equity as of December 31, 2019 and December 31, 2018 totaled $487,503 and $1,000, respectively. For the period ended December 31, 2019 the Company issued 50,000 common shares at $10.00 per share, resulting in a capital contribution of $500,000. For the period ended December 31, 2018, the Company issued 100 common shares at $10 per share, resulting in a capital contribution of $1,000.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 4: RELATED PARTY TRANSACTIONS

Expenses since inception have been paid by the Manager of the Company, North Capital, Inc., and its affiliates NCIT and NCPS (all related parties) on the Company’s behalf. Per the Company’s operating agreement, the Company will reimburse the Manager and its affiliates, without interest, for expenses they incur in connection with the formation of the Company. Amounts due to the related parties were $120,672 and $62,724 as of December 31, 2019 and December 31, 2018, respectively.

On November 2, 2018, the Company entered into an operating services agreement with North Capital Inc., the Manager of the Company. Under the agreement, the Manager is entitled to an annual asset management fee of 1.00%, paid quarterly, which is based on the Company’s net proceeds from the initial offering as of the end of each quarter, and thereafter will be based on the Company’s NAV at the end of each prior quarter as calculated pursuant to the agreement.

The Manager will also receive a special servicing fee equal to an annualized rate of 1.00% of the original value of a non-performing asset, payable quarterly in arears. Whether an asset is deemed to be non-performing is in the sole discretion of the Manager.

The Manager is also entitled to acquisition and origination fees paid by a borrower of up to 5.00% of the amount funded by the Sponsor or affiliates of the Sponsor to acquire or originate loans or other real estate related assets, excluding any acquisition and origination expenses and any debt attributable to any such investments.

The Company is also required to reimburse the Manager for all costs and expenses incurred solely on behalf of the Company including fees paid to and expenses of third-party service providers, other than those expenses that are specifically the responsibility of the Manager pursuant to the agreement.

27

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through June 11, 2020, the date the financial statements were available to be issued.

Acquisition

On May 15, 2020, NCIT sold its 100% membership interest in the Company to modiv Advisors, LLC, a Delaware limited liability company, for $50,000 in cash.

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Item 8. EXHIBITS

The documents listed in the Exhibit Index of this Annual Report are incorporated by reference or are filed with this Annual Report, in each case as indicated below.

2.1*	Certificate of Formation (incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form DOS/A, filed on August 1, 2018)
2.2*	Amended and Restated Operating Agreement Dated as of September 30, 2019 (incorporated by reference to Exhibit 2.2 to the Company’s Post-Qualification Amendment on Form 1-A POS, filed on October 18, 2019)
4*	Form of Subscription Agreement (incorporated by reference to Appendix A of the Company’s Offering Circular, filed on November 1, 2019)
6.1*	Form of License Agreement (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A, filed on August 29, 2018)
6.2*	Form of Shared Services Agreement (incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A, filed on August 29, 2018)
8*	Escrow Agreement (incorporated by reference to Exhibit 8 to the Company’s Offering Statement on Form 1-A, filed on August 29, 2018)
9*	Letter from Jason M. Tyra CPA LLC regarding statements made by the Company concerning its resignation as the Company’s principal accountant, dated September 30, 2019 (incorporated by reference to Exhibit 9 to the Company’s Current Report on Form 1-U, filed on September 30, 2019)

*Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REITLESS IMPACT INCOME STRATEGIES LLC

By:	/s/ AARON S. HALFACRE
Name: Aaron S. Halfacre
Title: Chief Executive Officer
June 18, 2020

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the date indicated.

Date
/s/ AARON S. HALFACRE	June 18, 2020
Aaron S. Halfacre
Chief Executive Officer, modiv Advisors, LLC
(Principal Executive Officer)

/s/ RAYMOND J. PACINI	June 18, 2020
Raymond J. Pacini
Chief Financial Officer, Treasurer and Secretary, modiv Advisors, LLC
(Principal Financial Officer; Principal Accounting Officer)

30